United States
Securities and Exchange Commission
Washington, D.C. 20549
(Rule 14a-101)
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Southwest Community Bancorp

(Name of Registrant as Specified In Its Charter)

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5810 El Camino Real
Carlsbad, California 92008
Phone: 760-918-2612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2005
6:00 p.m.

     NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of Southwest Community Bancorp and the call of its Board of Directors, the Annual Meeting of Shareholders of Southwest Community Bancorp (the “Company”) will be held at The Grand Pacific Palisades, Terrace Room, 5805 Armada Drive, Carlsbad, California 92008, on Wednesday, May 18, 2005, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

1.	Election of Directors. Electing the following ten persons to the Board of Directors to serve until the 2006 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Allan W. Arendsee
Carol M. Beres
Richard T. L. Chan
Karen J. Estes
Philip H. Holtkamp

Alan J. Lane
Howard B. Levenson
Stuart F. McFarland
Frank J. Mercardante
Paul M. Weil

2.	Approval of Accountants. Approving the employment of Vavrinek, Trine, Day & Co., LLP, Certified Public Accountants, to serve as independent accountants and auditors for the Company for 2005.

3.	Other Business. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 1, 2005, as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

- -

     The Bylaws of the Company provide for the nomination of directors in the following manner:

     “Section 2.14 Nomination of Directors. Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the President of the corporation by the later of the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors or seven (7) days after the date of mailing of the notice of the meeting to shareholders. Such notification should be signed by the nominating shareholder and by the proposed nominee and shall contain the following information: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the Written Consent to such nomination by the proposed nominee and a statement as to whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged a bankrupt. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

Dated: April 20, 2005	By Order of the Board of Directors

/s/ Paul M. Weil
Paul M. Weil, Secretary

ANNUAL REPORT ON FORM 10-K

     THE COMPANY’S 2004 ANNUAL REPORT TO SHAREHOLDERS (THE “ANNUAL REPORT”) IS INCLUDED WITH THESE 2005 ANNUAL MEETING PROXY MATERIALS. IF YOU WISH TO RECEIVE ADDITIONAL COPIES OF THE ANNUAL REPORT OR THE COMPANY’S 2004 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), INCLUDING THE EXHIBITS THERETO, PLEASE CONTACT MR. JAMES L. LEMERY, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SOUTHWEST COMMUNITY BANCORP, 5810 EL CAMINO REAL, CARLSBAD, CALIFORNIA 92008, TELEPHONE (760) 918-2612. YOU MAY ALSO SEND YOUR REQUEST BY FACSIMILE TO (760) 918-2160 OR BY E-MAIL TO INVESTOR@SWCBANK.COM.

SOUTHWEST COMMUNITY BANCORP
5810 El Camino Real
Carlsbad, California 92008
__________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2005
6:00 p.m.
______________

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the Annual Meeting of Shareholders (the “Meeting”) of Southwest Community Bancorp (the “Company”), to be held at The Grand Pacific Palisades, Terrace Room, 5805 Armada Drive, Carlsbad, California 92008, on Wednesday, May 18, 2005, at 6:00 p.m., and at any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement will be mailed to shareholders on or about April 20, 2005.

     The matters to be considered and voted upon at the Meeting will be:

1.	Election of Directors. Electing ten directors who will serve until the 2006 Annual Meeting of Shareholders and until their successors are elected and have qualified. The names of the persons to be placed in nomination for a seat on the Board of Directors are:

Allan W. Arendsee
Carol M. Beres
Richard T. L. Chan
Karen J. Estes
Philip H. Holtkamp

Alan J. Lane
Howard B. Levenson
Stuart F. McFarland
Frank J. Mercardante
Paul M. Weil

2.	Approval of Accountants. Approving the employment of Vavrinek, Trine, Day & Co., LLP, Certified Public Accountants, to serve as independent accountants and auditors for the Company for 2005.

3.	Other Business. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Revocability of Proxies

     A form of Proxy for use at the Meeting is enclosed. If it is executed and returned it may nevertheless be revoked at any time before it is exercised by either: (i) filing with the Secretary of the Company, Paul M. Weil, Esq., an instrument revoking it or a duly executed Proxy bearing a later date; or (ii) appearing and voting in person at the Meeting. Subject to such revocation, shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders thereof in accordance with the instructions on the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL LISTED ON THE PROXY. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, INCLUDING ADJOURNMENT, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY’S BOARD OF DIRECTORS.

Persons Making the Solicitation

     This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit Proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable.

VOTING SECURITIES

     There were issued and outstanding 3,570,716 shares of the Company’s Common Stock on April 1, 2005, which has been fixed as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. Each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock held of record on the books of the Company as of the record date for the Meeting on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares may be voted cumulatively if a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes. Cumulative voting means that a shareholder has the right to vote the number of shares he or she owns as of the record date, multiplied by the number of directors to be elected. This total number of votes may be cast for one nominee or it may be distributed on the same principle among as many nominees as the shareholder sees fit. If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the Proxy Holders, in accordance with the recommendations of the Company’s Board of Directors.

     A majority of the outstanding shares, represented in person or by Proxy, is required for a quorum. Nominees receiving the most votes, up to the number of directors to be elected, are elected as directors for the ensuing year. A majority of the shares represented and voting at the Meeting is required to approve the continued employment of Vavrinek, Trine, Day & Co., LLP (“Vavrinek”) as independent accountants and auditors of the Company for 2005. Abstentions and broker non-votes do not have the effect of votes in opposition to a director but abstentions and broker non-votes have the effect of “no” votes with respect to the proposal to approve Vavrinek. Abstentions are, however, counted towards a quorum.

SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 1, 2005, concerning the beneficial ownership of the Company’s outstanding Common Stock: (i) by each of the directors and executive officers 1; and (ii) by all directors and executive officers of the Company as a group. Management is not aware of any change in control of the Company that has occurred since January 1, 2004, or of any arrangement that may, at a subsequent date, result in a change in control of the Company. Except for Mr. Allan W. Arendsee, Management of the Company does not know of any person who owns, beneficially or of record, more than 5% of the Company’s outstanding Common Stock.

1As used throughout this Proxy Statement, the terms “officer” and “executive officer” mean the Company’s Chief Executive Officer, the Company’s President, the Company’s Executive Vice President and Chief Financial Officer, the President and Chief Operating Officer of Southwest Community Bank (the “Bank”), the Company’s banking subsidiary, and the Vice Chairman and Chief Executive Officer of Financial Data Solutions, Inc. (“FDSI”), the Company’s item processing services subsidiary. The Company’s other vice presidents are not considered to be executive officers of the Company.

			Number of Shares
	Number of Shares of		Subject to Vested
	Common Stock		Stock Options and	Percent of Class
	Beneficially		Outstanding	Beneficially
Name and Position Held	Owned[1]		Warrants[2]	Owned[2]
Allan W. Arendsee[3]
Director	189,797		10,200	5.59%
Carol M. Beres
Director	10,751		17,400	0.78%
Richard T. L. Chan
Director	53,125		26,700	2.22%
Karen J. Estes
Director	34,250		26,400	1.69%
Philip H. Holtkamp
Director	34,922		38,550	2.04
Alan J. Lane
Director and President	1,000		0	0.03%
Howard B. Levenson
Chairman of the Board	122,310		38,188	4.45%
Stuart F. McFarland
Director and Executive Vice President	69,813		59,588	3.56%
Frank J. Mercardante
Director and Chief Executive Officer	58,128	[4]	104,957	4.44%
Paul M. Weil
Vice Chairman and Corporate Secretary	106,029		31,588	3.82%
All Directors and Executive Officers as a Group (11 in number)	685,356	[4]	365,569	26.70%

[1]	Includes shares beneficially owned, directly and indirectly, together with associates. Also includes shares held as trustee and held by or as custodian for minor children. Unless otherwise indicated, all shares are held as community property under California law or with sole voting and investment power. Does not include shares that may be acquired upon exercise of stock options or outstanding warrants, which are identified separately in this table.

[2]	Shares subject to options held by directors and executive officers that were exercisable within 60 days after April 1, 2005 (vested) and outstanding warrants are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person but not for the purpose of computing the percent of class owned by any other person. For All Directors and Executive Offices as a Group, all 365,569 vested stock options and outstanding warrants held by such persons are treated as issued and outstanding when computing the percent of class.

[3]	Mr. Arendsee’s address is 740 Cabrillo Avenue, Coronado, California 92118.

[4]	This figure includes 33,472 shares held by the Bank’s 401(K) Plan of which Mr. Mercardante is a co-trustee.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

     The Bylaws of the Company provide that the number of directors shall not be less than seven nor more than thirteen until changed by an amendment to the Articles of Incorporation or the Bylaws. The Bylaws further provide that the exact number of directors shall be fixed within the foregoing range, unless changed by a bylaw or amendment thereof or by a resolution duly adopted by the Company’s shareholders or Board of Directors. The Board of Directors last fixed the exact number of directors at ten.

     The persons named below, all of whom are currently members of the Board of Directors, will be nominated for election to serve until the 2006 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes will be cast in such a way as to effect the election of all eight nominees, or as many thereof as possible under the rules of cumulative voting. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any of the nominees will be unavailable to serve. Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. This Bylaw provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

     The names of, and certain information as of April 1, 2005, with respect to, the persons to be nominated by the Board of Directors for election as directors of the Company are set forth below:

     Allan W. Arendsee, 42, is a director and joined the Board upon the formation of the Company in 2002. Mr. Arendsee has been a director of Southwest Community Bank since it was formed in 1997. He is a self employed real estate broker since February 2005. He was a real estate broker with Grubb & Ellis/BRE Commercial from February 2003 to February 2005. From April 1996 until February 2003, Mr. Arendsee was the President and owner of A.W. Arendsee Real Estate, Inc., a real estate brokerage firm based in San Diego, California.

     Carol M. Beres, 61, is a director and joined the Board upon the formation of the Company in 2002. Ms. Beres has been a director of Southwest Community Bank since 2000. She is a private investor and asset manager.

     Richard T. L. Chan, 51, is a director and joined the Board upon the formation of the Company in 2002. Mr. Chan has been a director of Southwest Community Bank since it was formed in 1997. He is the President of CC IMEX dba Embi Tec, a biotech supply company based in San Diego, California.

     Karen J. Estes, 47, is a director and joined the Board upon the formation of the Company in 2002. Ms. Estes has been a director of Southwest Community Bank since it was formed in 1997. She is an insurance agent with Teague Insurance Agency, an insurance company based in Fallbrook, California.

     Philip H. Holtkamp, 64, is a director and joined the Board upon the formation of the Company in 2002. Mr. Holtkamp has been a director of Southwest Community Bank since it was formed in 1997. He is the Senior Partner of Diehl, Evans and Company, LLP, a certified public accountancy firm based in Carlsbad, California.

     Howard B. Levenson, 66, is Chairman and joined the Board upon the formation of the Company in 2002. Mr. Levenson has been a director of Southwest Community Bank since it was formed in 1997. He is the Chairman and Chief Executive Officer of Western Financial Corporation, a securities broker/dealer and investment banking firm based in San Diego, California. Mr. Levenson is also the Chairman and President of Fortuna Financial, Inc., an investment firm based in San Diego, California.

     Alan J. Lane, 42, is a director and joined the Board in October 2004. Mr. Lane also serves as the Company’s President and Chief Operating Officer and the Bank’s Treasurer since October 2004. Mr. Lane joined Financial Data Solutions, Inc. in July 2004 as Vice Chairman and Chief Executive Officer. Prior to joining FDSI, Mr. Lane served as President and Chief Executive Officer of Business Bank of California and Business Bancorp from April 1998 until its sale in January 2004, and he remained with the purchaser until April 2004. Business Bank of California had approximately $700 million in total assets at the time of its sale. Mr. Lane also currently serves on the Board of Directors of Natural Alternatives International, Inc., a leading formulator and manufacturer of nutritional supplements, headquartered in San Marcos, California.

     Stuart F. McFarland, 57, is a director and joined the Board in October 2004. Mr. McFarland also serves as an Executive Vice President of the Company and President and Chief Operating officer of Southwest Community Bank. Mr. McFarland joined Southwest Community Bank in February 1999 as its Executive Vice President and Chief Credit Officer and was promoted to President and Chief Operating Officer in December 2003.

     Frank J. Mercardante, 57, is a director and joined the Board upon the formation of the Company in 2002. Mr. Mercardante also serves as the Company’s Chief Executive Officer. Mr. Mercardante joined Southwest Community Bank in March 1998 as a director and as its President and Chief Executive Officer. Mr. Mercardante continues to serve as Chief Executive Officer of Southwest Community Bank.

     Paul M. Weil, 77, is the Vice Chairman and the Corporate Secretary of the Company and joined the Board upon the formation of the Company in 2002. Mr. Weil has been a director of Southwest Community Bank since it was formed in 1997. Mr. Weil is an attorney with the law firm of Paul M. Weil and Associates.

     The Company’s directors serve one-year terms. None of the directors or executive officers was selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacities as such. There are no family relationships between the directors and executive officers of the Company. None of the directors or executive officers of the Company serve as directors of any company which has a class of securities registered under, or which are subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any investment company registered under the Investment Company Act of 1940, except Mr. Lane, who serves as a director of Natural Alternatives International, Inc., which has a class of securities registered under the Exchange Act. None of the directors or executive officers of the Company have been involved in any legal proceedings during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer of the Company.

Executive Officer

     The name of, and certain information as of April 1, 2005, with respect to, the Company’s executive officer are set forth below (except for Messrs. Lane, McFarland and Mercardante whose information is included in the above section for “Nominees”):

     James L. Lemery, 63, is the Executive Vice President and Chief Financial Officer of both the Company and Southwest Community Bank. Mr. Lemery joined the Company and Southwest Community Bank in February 2003. Prior to joining the Company, he served as Executive Vice President and Chief Financial Officer of First National Bank since 1991.

The Board of Directors and Committees

     During 2004, the Board of Directors held twelve regular meetings and three special meetings, including two meetings in “executive session” (with only “outside” directors present). During 2004, no director of the Company attended less than 75% of all Board meetings and the meetings of any committee of the Board on which he or she served.

     In addition to meeting as a group to review the Company’s business, the directors devote their time and talents to various standing committees of the Board, including Audit and Compensation Committees. Moreover, the members of the Board of Directors also serve on the board and board committees of the Bank and some serve on the board and board committees of FDSI.

     Audit Committee

     The Audit Committee, consisting of Directors Holtkamp (Chair), Arendsee and Chan during 2004, is responsible for selecting the outside auditors, for overseeing internal auditing functions and for Board interfacing with the Company’s independent outside auditors. The Audit Committee met eight times in 2004.

     The Board has determined that each of the current members of the Audit Committee are “independent,” as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. (“NASDAQ”), and that each member of the Audit Committee satisfies the financial literacy requirements set forth under Rule 4350(d)(2) of the NASDAQ Rules. The Board has also determined that Mr. Holtkamp is the Company’s “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

     Compensation Committee

     The Company’s Compensation Committee evaluates the compensation of the Company’s CEO and other executive officers and makes recommendations to the Board of Directors. The Company restructured its Compensation Committee during 2004. As originally structured, Directors Arendsee (Chair), Beres, Chan, Estes, Holtkamp, Levenson and Weil were its members and the Compensation Committee met 2 times during the year. As restructured in November 2004, the members of the Compensation Committee are Directors Arendsee (Chair), Beres, Chan and Holtkamp. The restructured committee did not meet in 2004.

Selection and Evaluation of Director Candidates

     Management Nominees

     The Company’s Board of Directors did not have a standing nominating committee during 2004. The full Board assumed the responsibility for identifying candidates for membership on the Board and made determinations as to the qualifications of candidates based on their character, judgment, and business experience, as well as their ability to add to the Board’s existing strengths. The Board had not formalized its policy in this regard, but has consistently followed the policy and procedures set by the original Board of the Bank.

     These policies had been to consider: (a) the business experience of the candidate; (b) his or her reputation and influence in the community and standards of moral and ethical responsibility; (c) availability and willingness to devote time to fully participate in the work of the Board and its committees; and (d) commitment to the Company as evidenced by personal investment.

     In considering a candidate, due diligence has included a confidential background check, review of financial statements and business history, in-depth interviews with the candidate, and contacts with references and knowledgeable people in the local business and financial community. The criteria have also included reasonable level of education and business experience consistent with the duties and responsibilities of a financial institution director, some familiarity with banking, and a willingness to participate in training and educational opportunities for bank directors.

     During 2005, the Board established a Nominating Committee, consisting of Directors Levenson (Chair), Arendsee and Weil, and Mr. Mercardante on an ex-officio basis. The Nominating Committee evaluates the performance of incumbent directors and their continuing qualifications as well as investigates the qualifications of any outside nominees. The Nominating Committee makes recommendations to the Board of Directors regarding the nomination of directors for the Annual Meeting as well as with respect to the addition of directors to the Board during the year. The Nominating Committee recommended the nominees for election to the Board of Directors for the Meeting. A copy of the Nominating Committee’s Charter is attached to this Proxy Statement as Appendix A. The Nominating Committee did not

meet during 2004, but did meet in early 2005 for purposes of recommending the nominees for the Meeting.

     The Company’s Nominating Committee assumes the responsibility for identifying candidates for membership on the Board and makes determinations as to the qualifications of candidates based on their character, judgment, and business experience, as well as their ability to add to the Board’s existing strengths. The Nominating Committee has not established formal minimum qualifications for consideration of nominees; however, in the past the criteria have included a reasonable level of education and business experience consistent with the duties and responsibilities of a financial institution director, some familiarity with banking, and a willingness to participate in training and educational opportunities.

     In evaluating candidates, the Nominating Committee will not differentiate between nominees recommended by shareholders and those by the Board. In considering a candidate, the Nominating Committee performs due diligence, including a confidential background check, reviewing financial statements and business history, conducting in-depth interviews with the candidate, and contacting references and knowledgeable people in the local business and financial community.

     Shareholder Nominees

     The Company’s Board of Directors will consider nominees to the Board proposed by shareholders, in accordance with the Board’s Policy for Consideration of Director Candidates Recommended by Shareholders, included in the Nominating Committee Charter attached hereto as Appendix A. The Nominating Committee will evaluate any such candidate’s qualifications, business experience, reputation, and other factors, in accordance with the Nominating Committee’s Charter. Any shareholder nominations proposed for consideration by the Board must include the nominee’s name and qualifications for Board membership and should be addressed to:

Paul M. Weil
Corporate Secretary
Southwest Community Bancorp
5810 El Camino Real
Carlsbad, California 92008

     In addition, the Bylaws of the Company permit shareholders to nominate directors for consideration at an Annual Shareholders’ Meeting. For a description of the process for nominating directors in accordance with the Bylaws, please see the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

Board Independence

     The Company’s Board of Directors has determined that Directors Arendsee, Beres, Chan, Estes, Holtkamp, Levenson and Weil are “independent,” as that term is defined in the NASDAQ Rules.

Shareholder Communications With The Board

     Shareholders wishing to communicate with the Board of Directors as a whole, or with an individual director, may do so by mail, phone, e-mail from our website, www.swcbank.com, or personally. Any communications directed to the Chairman of the Board, Mr. Howard B. Levenson, will be forwarded to the individual director or the entire Board, as appropriate.

     It is the policy of the Board to encourage directors to attend each Annual Meeting. Such attendance allows for direct interaction with shareholders. All of the Company’s directors attended the Company’s 2004 Annual Meeting.

COMPENSATION AND OTHER TRANSACTIONS

Summary Compensation

     All compensation to executive officers is paid by either the Bank or FDSI, except for stock options which are issued by the Company. The following table sets forth a summary of annual and long-term compensation for services in all capacities to the Bank for the Chief Executive Officer, the Company’s other executive officers whose salary and bonus in 2004 exceeded $100,000, including the Chief Executive Officer of FDSI, and the Bank’s next two most highly compensated officers:

						Long Term
			Annual Compensation			Compensation Awards
					Other
					Annual	Securities
					Compensation[1]	Underlying	All Other
Name and Title	Year	Salary	Bonus			Options/SARs	Compensation[2]
Van Keshish
Senior Vice President, SBA Division Manager, Southwest Community	2004	$100,000	$397,882	[3]		0	—
Bank[4]	2003	$29,551	$24,207	[3]	—	11,250	—
Brian J. McClendon
Senior Vice President, SBA Business Development Officer,	2004	$62,100	$204,752	[3]	—	750	—
Southwest	2003	$62,100	$157,231	[3]	—	1,125	—
Community Bank	2002	$61,050	$96,308	[3]	—	2,250	—
James L. Lemery
Executive Vice President and Chief Financial Officer, Southwest Community	2004	$126,000	$28,022		—	0	—
Bank[3]	2003	$100,461	$16,600		—	30,000	—
Stuart F. McFarland
President and Chief Operating Officer, Southwest	2004	$200,000	$142,000		—	10,000	$1,185
Community	2003	$172,500	$49,650		—	22,500	$2,302
Bank[45]	2002	$150,000	$29,684		—	7,500	—
Frank J. Mercardante
Chief Executive Officer, Southwest	2004	$300,000	$360,000		—	12,500	$2,040
Community	2003	$250,000	$112,900		—	15,000	$14,122
Bank[6]	2002	$200,000	$34,720		—	30,000	$2,245

[1]	Perquisites paid to an executive officer which total less than the lesser of $50,000 or 10% of salary and bonus are omitted.

[2]	These figures include the economic value of split-dollar life insurance premiums for Mr. McFarland and Mr. Mercardante and a $12,000 payment from FDSI to Mr. Mercardante for certain management services rendered to FDSI during 2003.

[3]	These figures primarily represent commissions for business generation.

[4].	Mr. Keshish joined the Bank in September 2003.

[5]	Mr. Lemery joined the Bank in February 2003.

[6]	In December 2003, Mr. McFarland was promoted to President and Chief Operating Officer of the Bank.

Stock Options

     The Company’s 2002 Stock Option Plan provides for the issuance of up to 1,500,000 shares, of which 100,473 shares have been exercised and options for 901,890 shares were outstanding, leaving 497,473 shares available for future grants as of December 31, 2004. The following table sets forth certain information regarding stock options granted to Messrs. Keshish, McClendon, Lemery, McFarland and Mercardante during 2004:

					Potential Realized Value at Assumed Annual
					Rates of Stock Price Appreciation
	Individual Grants				for Option Term
		Percentage of Total
	Number of	Options/SARs
	Securities Underlying	Granted to	Exercise
	Options/SARs	Employees In	Price	Expiration
Name	Granted (#)	Fiscal Year	($/Share)	Date	5%	10%
Van Keshish	0	—	—	—	—	—
Brian J. McClendon	750	0.5%	$18.64	1/21/2014	$8,792	$22 281
James L. Lemery	0	—	—	—	—	—
Stuart F. McFarland.	10,000	6.7%	$29.25	10/13/2014	$183,952	$466,170
Frank J. Mercardante	12,500	8.4%	$29.25	10/13/2014	$229,940	$582,712

     The following table sets forth certain information regarding options exercised during 2004 and unexercised options held by Messrs. Keshish, McClendon, Lemery, McFarland and Mercardante:

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money
	Acquired	Value	Options/SARs at		Options/SARs at
	On Exercise	Realized	December 31, 2004		December 31	2004[1]
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Van Keshish	0	—	2,250	9,000	$48,000	$192,000
Brian J. McClendon	0	—	1,125	3,000	31,200	74,820
James L. Lemery	0	—	6,000	24,000	140,000	560,000
Stuart F. McFarland.	0	—	55,688	34,000	1,883,100	678,900
Frank J. Mercardante	23,437	$455,078	102,857	66,071	3,481,217	1,712,075

Employment Agreements

     The Company employed Mr. Lane as its President and Chief Operating Officer under the terms of an employment agreement dated October 39, 2004. The agreement provides for base salary of $240,000 per year, discretionary bonuses, and salary continuation benefits of $100,000 per year for 15 years upon retirement at age 55. In addition, the agreement provides Mr. Lane with use of a Company automobile, certain insurance benefits, business expense reimbursements, and stock options covering 25,000 shares of the Company’s Common Stock and 10,000 shares of FDSI’s common stock. In the event of termination without cause, Mr. Lane is entitled to 6 months’ salary and continued insurance benefits and a pro rata share of his annual bonus. In the event of termination after a change in control, Mr. Lane is entitled to the same benefits for 24 months.

[1]	Assumes a market value of $40.00 per share on December 31, 2004, as reported on the OTC Bulletin Board.

     The Bank employed Mr. Mercardante under the terms of an employment agreement dated January 29, 1998. The original employment agreement provided for an indefinite term, base compensation of $150,000 per year, and payment of bonuses in accordance with incentive compensation plans adopted by the Board of Directors from time to time. The employment agreement also provided for the issuance of stock options, reimbursement for business expenses, the use of a company-owned automobile and certain insurance benefits. In August 2001, the employment agreement was amended to provide for a three-year term and a base salary of $200,000, both effective July 1, 2001. Effective January 1, 2003, the base salary was increased to $250,000. In December 2003, the employment agreement was amended to provide for an additional three-year extension ending June 30, 2007 and the grant of 10,000 stock options at the then market price of $29.00 per share. Effective January 1, 2004, the base salary was increased to $300,000. Mr. Mercardante’s employment is subject to immediate termination for cause, or termination by either party upon thirty days’ written notice. In the event of termination without cause, Mr. Mercardante is entitled to receive six months’ severance pay. In the event of termination within two years after a merger, reorganization or similar transaction in which there is a change in ownership of at least 51% except as a result of a transfer of shares in exchange for at least 80% control of another corporation, Mr. Mercardante will be entitled to receive two years’ severance pay if the Bank’s total assets immediately prior to the transaction are $200 million or greater.

     The Bank initially employed Mr. McFarland without an employment agreement and on December 31, 2001, the Bank entered into an employment agreement with him effective January 1, 2002 and amended effective October 29, 2004. The employment agreement is for an indefinite term and currently provides for a base salary of $200,000 per year, reimbursement for business expenses, use of a company-owned vehicle and certain insurance benefits. The employment agreement provides for “at will” employment, without termination benefits; provided that in the event of termination by the surviving entity within two years after, or termination by Mr. McFarland written six months after, a merger, reorganization or similar transaction in which there is a change in ownership of at least 51% except as a result of a transfer in exchange for at least 80% control of another corporation, such as the bank holding company reorganization, Mr. McFarland will be entitled to six months’ severance pay. If the Bank’s assets immediately prior to the transaction are $200 million or greater, then Mr. McFarland will be entitled to two years’ severance pay.

Directors’ Compensation

     The Company does not pay directors’ fees. The Bank’s directors receive fees for their attendance at Board and Loan Committee meetings. Each director receives $1,000 for attendance at Board meetings (the Chairman receives $1,500) and $300 for attendance at Loan Committee meetings and $180 for other committee meetings. Directors of FDSI receive $500 for attendance at Board Meetings. During 2004, the aggregate fees paid to the Company’s directors by the Bank and FDSI was $163,410.

Long-Term Compensation/401(k) Plans

     During 1998 Southwest Community Bank’s Board of Directors adopted, effective as of January 1, 1998, the Southwest Community Bank 401(k) Plan (the “Plan”). The Plan was

amended on December 16, 2003 in order to comply with certain statutory and regulatory requirements. Subject to Internal Revenue Code limitations, the plan allows eligible employees to contribute a portion of their income to a trust on a tax-favored basis and to invest their deferred income tax free until retirement. Each year Southwest Community Bank may make matching contributions to the trust for the benefit of the participating employees, which contributions will vest in 20% increments over a five-year period. Participants are 100% vested in their own deferrals. Southwest Community Bank has provided a range of investment options for participants, including our common stock. As of December 31, 2004, the trust held 33,472 shares of the Company’s common stock. Southwest Community Bank did not make any matching contributions during 2003 or 2004.

     The Bank also entered into a supplemental compensation agreement with Mr. Mercardante to provide for retirement and death benefits. The agreement, which is dated October 17, 2001, provides for retirement benefits of $140,000 per year plus annual 3% cost-of-living increases, reduced by 7% for each year Mr. Mercardante retires prior to age 62. In the event of his disability, Mr. Mercardante is entitled to a percentage of his retirement benefits, with the percentage increasing from 30% during 2001 to 100% in 2009.

     The Bank purchased three life insurance policies in the aggregate face amount of $5,332,000 to fund its obligations to Mr. Mercardante and also entered into a “split-dollar” agreement with him pursuant to which the Bank will share in the proceeds of the life insurance. In the event of his death prior to age 65, his personal trust is entitled to the lesser of $1,820,000 or the total proceeds less the cash value. His personal trust is entitled to lesser amounts at different age brackets, ultimately dropping to the lesser of $560,000 or the total proceeds less the cash value if death occurs after age 80. The Bank’s accrued expense to provide for the retirement benefits for 2004 was $222,545, offset by income on the policies in the amount of $92,519, for a net expense to the Bank of $130,026.

     The Bank also entered into a supplemental compensation agreement with Mr. McFarland to provide for retirement and death benefits. The agreement, which is dated October 1, 2002 and amended October 29, 2004, provides for retirement benefits of $100,000 per year plus annual 3% cost-of-living increases, reduced by 10% for each year Mr. McFarland retires prior to age 65. In the event of his disability, Mr. McFarland is entitled to a percentage of his retirement benefits, with the percentage increasing from 25% during 2002 to 100% in 2009.

     The Bank has purchased four life insurance policies in the aggregate face amount of $8,427,983 to fund its obligations to Mr. McFarland and also entered into a “split-dollar” agreement with him pursuant to which the Bank will share in the proceeds of the life insurance. In the event of his death prior to age 70, his beneficiary is entitled to the lesser of $1,000,000 or the total proceeds less the cash value. His beneficiary is entitled to lesser amounts at different age brackets, ultimately dropping to the lesser of $400,000 or the total proceeds less the cash value if death occurs after age 80. The Bank’s accrued expense to provide for the retirement benefits for 2004 was $119,124, offset by income on the policies in the amount of $84,274, for a net expense to the Bank of $34,850.

     Effective January 20, 2005, the Bank entered into a supplemental compensation agreement with Mr. Lane to provide for a retirement benefit. The agreement provides for retirement benefits of $100,000 per year, plus annual 3% cost-of-living increases, for 15 years upon retirement at age 55. The retirement benefit vests pro rata over of a 15 year period. In the event of his disability, Mr. Lane is entitled to the amount of the accrued liability at the time of the disability, payable in sixty (60) monthly installments. In January 2005, the Bank purchased two life insurance policies in the aggregate face amount of $7,496,102 to fund its obligations to Mr. Lane.

Compensation Committee Interlocks and Insider Participation

     During 2004, the Company restructured its Compensation Committee, as discussed above in the section entitled “Compensation Committee.” During the year, the following directors served on the Compensation Committee: Directors Arendsee (Chair), Beres, Chan, Estes, Holtkamp, Levenson and Weil. None of the members of the Compensation Committee are or were executive officers or otherwise employed by the Company or its subsidiaries. Except as disclosed in the section entitled “Certain Transactions,” none of the members of the Compensation Committee had transaction with the Company. The Compensation Committee assumes the responsibility for reviewing and approving the Company’s overall compensation and benefit programs. None of the Company’s executive officers served on the board of directors or compensation committee, or equivalent, of another entity, one of whose executive officers or board members served on the Company’s Board of Directors or Compensation Committee.

Board Compensation Committee Report on Executive Management

     During 2004, the Compensation Committee was responsible for reviewing and approving the overall compensation and benefit programs for the Company, including the Bank and FDSI. The Compensation Committee was also responsible for establishing and administering the compensation programs for the executive officers of the Company, including the Bank and FDSI. The compensation packages offered to the executive officers consist of a mix of base salary and incentive bonuses. The executive officers are also provided with standard health, dental and vision benefits, as well as a Bank-owned automobile or auto allowance.

     The primary goal of the Company’s compensation philosophy for executive officers is to link a substantial portion of their compensation to the profitability of the Company. The Compensation Committee accomplishes this by structuring equity grants and a cash bonus in direct proportion to the increase in annual earnings. Target goals for annual bonuses are based upon a substantial increase in prior year earnings.

     The secondary goal of the Compensation Committee is to structure competitive compensation programs to attract and retain highly competent and skilled executives. The Compensation Committee achieves this objective by setting base compensation, incentives and benefits at competitive levels. To assist in this goal, the Compensation Committee reviews the compensation programs of executive officers at competitor organizations of similar size and complexity at least annually. The Compensation Committee and Board intend to compensate executive officers at the highest level of the compensation scale for similar organizations, provided the Company’s financial performance is at the high end of its peer group.

     In establishing executive compensation for Mr. Mercardante, the Compensation Committee reviews his total compensation package and compares it to the level of total compensation of other financial institutions of similar size and complexity. To assist the Compensation Committee in this regard, an outside consulting firm was engaged in May 2004 to provide the Compensation Committee with an independent analysis of the CEO’s compensation package as compared to peer group financial institutions. Based on the Compensation Committee’s survey and the Company’s financial performance in relation to other financial institutions in its peer group, the Compensation Committee recommended adjustments to the Board of Directors.

     In making its evaluation, the Compensation Committee placed slightly greater emphasis (approximately 55%) on overall Company performance versus Mr. Mercardante’s individual performance (approximately 45%). His cash bonus was based entirely on the performance of the Company. Under the bonus plan for the CEO, the Company must achieve a minimum of a 16% increase in the prior year’s net earnings (before accrual for bonus) to be eligible for a cash bonus. If the Company’s net earnings under the formula exceeds the prior year’s net earnings by 16%, the CEO receives a cash bonus equal to 23% of his base compensation. For every 2% improvement in earnings in excess of the minimum 16%, the CEO receives an additional 3.5% of his base pay as a cash bonus. Based upon this formula, the CEO received a cash bonus of $360,000, 120% of base salary, for the Company’s 2004 performance.

Submitted by the Compensation Committee
of the Company’s Board of Directors

Allan W. Arendsee
Carol M. Beres
Richard T. L. Chan
Karen J. Estes

Philip H. Holtkamp
Howard B. Levenson
Paul M. Weil

Stock Performance Graph

     The following graph presents the cumulative, five year total return for the Company’s Common Stock compared with the NASDAQ Composite Index, the SNL Western Bank Index and the SNL $250-$500 million Bank Index. The Company added the SNL Western Bank Index this year to replace the SNL $250-$500 million Bank Index used in prior years because the Company has grown beyond the size range of the index. The graph assumes the value of an investment in the Company’s Common Stock, the NASDAQ Composite Index and the SNL Index was $100 on December 31, 1999, and that all dividends were reinvested.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Southwest Community Bancorp	100.00	104.89	107.99	189.98	279.99	599.97

NASDAQ Composite Index	100.00	60.82	48.16	33.11	49.93	54.49

SNL Western Bank Index	100.00	132.40	115.78	126.67	171.59	195.00

SNL $250-$500 Bank Index	100.00	96.28	136.80	176.39	254.86	289.27

Audit Committee Report

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

     Management is responsible for the Company’s internal controls, financial reporting process, compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditor the audited consolidated financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with maintaining the auditor’s independence.

     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC. By recommending to the Board of Directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited consolidated financial statements.

Submitted by the Audit Committee
of the Company’s Board of Directors

Philip H. Holtkamp, Chairman
Allan W. Arendsee
Richard T. L. Chan

Audit Committee Charter

     The Audit Committee operates pursuant to a Charter adopted by the Company. A copy of the Charter, as amended in January 2005, is attached to this Proxy Statement as Appendix B.

Certain Transactions

     During 2004 and as of the date of this Proxy Statement there were no existing or proposed, material transactions between the Company and of its executive officers, directors, or principal shareholders (beneficial owners of 5% or more of our common stock), or the immediate family or associates of any of the foregoing persons, except as indicated below.

     Some of the Company’s directors and executive officers, as well as the companies with which such directors and executive officers are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s businesses and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of Management of the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with its internal lending policies and statutory lending limits. As of December 31, 2004, the aggregate indebtedness of all of directors, officers and principal shareholders of the Bank, and their associates, stood at approximately $3,283,000, constituting approximately 18% of the Bank’s shareholders’ equity at that date.

     With respect to deposits, eight of the Bank’s directors and executive officers and an unaffiliated third party are members of a limited liability company that owns approximately 3% of a holding company that was formed to purchase title and escrow companies. Their indirect ownership of the title and escrow companies provides the Bank with continuation of a deposit relationship that predated the holding company’s purchase. The title and escrow deposits averaged from a low of $4.1 million to a high of $8.3 million on a monthly basis during 2004 and were at market terms. It is the opinion of the Bank’s Board of Directors that the terms of the deposit relationship with the title and escrow companies are no less favorable to the Bank than with unaffiliated deposit customers of comparable nature and size.

     Paul M. Weil, Esq., a director and the Corporate Secretary of the Company and the Bank, provides legal services to the Company and the Bank and rents office space from the Bank. It is the opinion of the Bank’s Board of Directors that fees paid by the Bank to Mr. Weil for legal services and his rental fees paid to the Bank are no less favorable to the Bank than could be obtained from persons not affiliated with the Bank. During 2004, the Company and Bank, combined, paid Mr. Weil $26,137 for legal services net of his rental fees. In addition, FDSI paid Mr. Weil $30,929 for legal services during 2004.

     The Bank’s Private Banking Office premises are subleased from Fortuna Financial, Inc., of which the Bank’s Chairman of the Board, Mr. Howard B. Levenson, serves as Chairman, President and sole stockholder. During 2004, the aggregate rent was $30,435. It is the opinion of the Bank’s Board of Directors that the terms of the sublease are no less favorable to the Bank than could be obtained from unaffiliated parties.

     During 2004, the Bank received $5,802 in referral fees from Western Financial Corporation. Mr. Levenson is the Chairman and CEO of Western Financial Corporation. It is the opinion of the Bank’s Board of Directors that the referral fees earned were no less favorable to the Bank than could be obtained from unaffiliated parties.

     The Bank purchased property and casualty insurance through the Teague Insurance Agency where Ms. Karen J. Estes, a director, is an agent. No fees are paid directly to Ms. Estes and it is the opinion of the Bank’s Board of Directors that the premiums paid for and the terms of the insurance are no less favorable to the Bank than could be obtained from unaffiliated parties.

PROPOSAL 2
APPROVAL OF VAVRINEK, TRINE, DAY & CO., LLP
AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Introduction

     The firm of Vavrinek, Trine, Day & Co., LLP (“Vavrinek”) served as independent certified public accountants for the Company through the year 2004. The Company’s board has determined the firm of Vavrinek to be well qualified and fully independent of the operations of the Company.

     The aggregate fees billed by Vavrinek for services rendered to the Company for the fiscal years ended December 31, 2004 and 2003 related primarily to audit services and secondarily to tax consultation and compliance services. (See “Fees Paid to Vavrinek” below.)

     The Audit Committee has considered the provision of non-audit services provided by Vavrinek to be compatible with maintaining the independence of Vavrinek.

     Vavrinek audited the Company’s financial statements for the year ended December 31, 2004. It is anticipated that a representative of Vavrinek will be present at the meeting and will be available to respond to appropriate questions from shareholders at the meeting.

     Approval of Vavrinek as the Company’s independent certified public accountants for fiscal year 2005 requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock represented and voting at the meeting. In the event shareholders do not approve Vavrinek as the Company’s independent certified public accountants for the forthcoming fiscal year, the Company’s Audit Committee and the Board will solicit proposals from other independent certified public accounting firms determined to be qualified to provide services to the Company.

     The Board of Directors recommends a vote of “FOR” on this proposal.

Fees Paid to Vavrinek

     The following is a description of fees billed to the Company by Vavrinek during the years ended December 31, 2004 and 2003.

     Audit fees

     Audit fees include fees for the annual audit of the Company’s consolidated financial statements, review of interim financial statements, review of registration statements filed with the Securities and Exchange Commission, and the issuance of consents and comfort letters. The aggregate audit fees billed to the Company by Vavrinek for the years ended December 31, 2004 and 2003 totaled $61,380 and $58,920, respectively.

     Audit-related fees

     Audit-related fees billed to the Company by Vavrinek consisted primarily of certain due diligence services and totaled $10,460 and $5,660 for 2004 and 2003, respectively.

     Tax fees

     The aggregate fees billed by Vavrinek for tax services (primarily tax consultation and compliance) rendered to the Company for the fiscal years ended December 31, 2004 and 2003 were $22,500 and $9,665, respectively.

     All other fees

     There were no other fees billed by Vavrinek for services rendered to the Company, other than the services described above under “Audit fees” and “Audit-related fees” for the fiscal years ended December 31, 2004 or 2003.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The tax fees and other fees paid in 2004 and 2003 were approved per the Audit Committee’s pre-approval policies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and person who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Affiliates”), to file reports of ownership of, and transactions in, the Company’s equity securities with the SEC. Such Affiliates are also required to furnish the Company with copies of all Section 16(a) reports that they file.

     The Company’s and Affiliates reporting obligations under the Exchange Act commenced effective March 12, 2004. During 2004 Directors Arendsee, Beres, Chan, Estes, Holtkamp, Levenson, Mercardante and Weil filed their initial beneficial ownership reports on Form 3 10 days late as the result of incorrect advice of outside counsel.

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders, which is tentatively scheduled for May 17, 2006, must be received by the Company at its principal executive offices by December 21, 2005, for inclusion in the Proxy Statement and form of proxy relating to that meeting and must comply with the applicable requirements of federal securities laws, including Rule 14a-8 under the Exchange Act. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

     Proxies solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote on any matter to come before the Annual Meeting with respect to which the Company does not receive notice prior to March 6, 2006.

INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement or any relevant portions herein are incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation,” “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Stock Performance Graph,” as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in the filing.

     Management does not presently know of any matters to be presented at the Meeting other than those set forth above. If other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with the recommendations of the Board of Directors on such matters.

Dated: April 20, 2005	SOUTHWEST COMMUNITY BANCORP
/s/ Paul M. Weil Paul M. Weil, Secretary

Appendix A

SOUTHWEST COMMUNITY BANCORP

CHARTER OF NOMINATING COMMITTEE

     The Nominating Committee of Southwest Community Bancorp shall be composed of not less than three (3) independent Directors, as that term is defined under applicable provisions of the Sarbanes-Oxley Act, SEC regulations, and other applicable laws, rules and regulations.

     The Committee shall consider the performance of incumbent Directors and their continuing qualifications, and the qualifications of other outside Director nominees. The Committee shall undertake such investigations and due diligence as may reasonably be necessary to enable it to perform its functions; may employ attorneys and others to assist in such investigation; and shall interview prospective nominees in order to verify their interest, potential conflicts of interest, if any, and their understanding of the duties, responsibilities and potential liabilities of the position of a Directors of the Company.

     The Committee shall provide its recommendations to the entire Board of Directors, together with such information as may reasonably be necessary to enable the Board to consider and act upon the Committee’s recommendations.

********

POLICY FOR CONSIDERATION OF DIRECTOR CANDIDATES
RECOMMENDED BY SHAREHOLDERS

     It is the Policy of Southwest Community Bancorp to give full consideration to nominees recommended by shareholders for election to the Board of Directors. The Board acting through its Nominating Committee, shall consider the qualifications of each proposed nominee including, but not limited, to the following:

     1. Business and financial experience, including past experience and any prior service as a Director of a corporation and, particularly, of firms engaged in the financial services industry;

     2. Experience in the community or communities served by the Company and/ors subsidiaries, including participation in community affairs;

     3. Reputation in the community or communities served by the Company and/or its subsidiaries;

     4. Potential benefit to the Company and/or its subsidiaries to be provided by the proposed nominee;

     5. Existing or potential conflicts of interest;

     6. His or her credit-worthiness, past and present involvement in lawsuits as either a Plaintiff or Defendant, and any outstanding judgments;

     7. Business or personal relationship(s) of the proposed nominee with other Directors and Executive Officers; and

     8. Such other factors as may assist the Board in determining the desirability and suitability of the proposed nominee.

A-1-

Appendix B

SOUTHWEST COMMUNITY BANCORP

AUDIT COMMITTEE CHARTER

I. General Statement

     The Board of Directors of Southwest Community Bancorp (the “Company”) hereby establishes an Audit Committee (the “Audit Committee”) in order to provide assistance to the Board of Directors in fulfilling its responsibilities with respect to its oversight of:

a.	The integrity of the Company’s financial statements;

b.	The Company’s compliance with legal and regulatory requirements;

c.	The independent auditor’s qualifications; and

d.	The performance of the Company’s independent auditors and internal audit function (whether an internal department or through outsourcing relationships

     The Audit Committee shall be comprised of three (3) independent, non-management Directors. The Audit Committee shall include at least one “audit committee financial expert” as such term is defined in Section 407 of the Sarbanes-Oxley Act of 2002.

     Since the principal operating subsidiary of the Company is Southwest Community Bank, it is expected that the members of the Company’s Audit Committee would also be members of the Audit Committee of Southwest Community Bank and the two committees may meet jointly. Audit committees of non-bank subsidiaries may have other members; however, minutes of committee meetings shall be reported to the Audit Committee of the Company.

     The Audit Committee is directed to comply with the requirements of the Sarbanes-Oxley Act of 2002, as well as the Federal Deposit Insurance Act (FDI Act), 12 CFR part 363, as added by Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) and other applicable laws and regulations.

     The Audit Committee shall meet on an “as needed” basis but not less than four (4) times annually to review information relative to the audit function including but not limited to: “management letters” issued by the independent public accountant, adequacy of the internal control function, compliance with laws and regulations, selection, compensation, and/or termination of the accountant, internal audit function.

     All audit reports prepared by independent public accountants, internal audit staff or consultants are to be submitted directly to the Chairperson of the Audit Committee. Management’s response to the audits/exams, including corrective action taken, is to follow as soon as reasonable.

II. Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist it in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

1.	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

2.	Monitor the qualifications, independence and performance of the Company’s independent financial auditors, the internal audit function, and the loan review function to ensure compliance with applicable laws and regulations

B-1-

3.	Provide an avenue of communication among the independent financial auditors, audit consultants, management, the internal audit function, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent financial auditors, audit consultants as well as to anyone in the Company. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

III            Audit Committee Responsibilities and Duties

     A. Review Policy

1.	Review and reassess the adequacy of this Charter at least annually.

2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and conclusions regarding significant accounting estimates.

3.	In consultation with management and the independent financial auditors, and or audit consultants, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent financial auditors, and or audit consultants together with management’s responses, if any.

4.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial reports prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 (see Item B.5). The Chair may represent the entire Audit Committee for purposes of this review.

5.	Review with management and the independent auditors their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

6.	On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies, if any.

B. Financial Auditors and other Audit Consultants

1.	The independent financial auditors and other audit consultants are accountable to the Audit Committee and the Board of Directors. The Audit Committee shall evaluate the qualifications, independence and performance of these auditors and annually recommend to the Board of Directors the appointment of the independent financial auditors, and other audit consultants, approve any discharge of auditors when circumstances warrant, and discuss any significant disagreements between the auditors and management.

2.	Approve the fees and other significant compensation to be paid to the independent financial auditors and other audit consultants.

3.	Pre-approve, as may be required, the use of an independent financial auditor for any non-audit services, such as tax services, if that CPA firm is also engaged to

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conduct financial statement audits. The Chair of the Audit Committee has the authority to grant pre-approvals.

4.	On an annual basis, the Audit Committee shall review and discuss with the independent financial auditors and other audit consultants all significant relationships they may have with the Company that could impair the auditors’ independence.

5.	Review the independent financial auditors’ and other audit consultants proposals and plan, discuss scope, reliance upon management, and internal audit and general audit approach.

6.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent financial auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61 and other applicable laws and regulations.

7.	Consider the independent financial auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

C. Other Audit Committee Responsibilities

1.	Review significant reports prepared by the Company’s internal and/or external loan review and compliance personnel, together with management’s response and follow-up to these reports.

2.	Perform any other activities consistent with this Policy, the Company’s Bylaws, and governing law and any other applicable laws and regulations, as the Committee or the Board deems necessary or appropriate.

3.	Maintain minutes of meetings and other relevant records to document decisions and periodically report to the Board of Directors on significant results of the foregoing activities.

4.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters.

5.	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing manners.

Adopted January 2005

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PROXY

SOUTHWEST COMMUNITY BANCORP

ANNUAL MEETING OF SHAREHOLDERS

May 18, 2005

     The undersigned shareholder of Southwest Community Bancorp (the “Company”) hereby nominates, constitutes and appoints Allan W. Arendsee, Carol M. Beres and Philip H. Holtkamp, and each of them, the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Grand Pacific Palisades, Terrace Room, 5805 Armada Drive, Carlsbad, California 92008, on Wednesday, May 18, 2005, at 6:00 p.m., and at any and all postponements and adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.	Election of Directors. To elect the following ten persons to the Board of Directors to serve until the 2006 Annual Meeting of Shareholders and until their successors are duly elected and have qualified:

Allan W. Arendsee	Alan J. Lane
Carol M. Beres	Howard B. Levenson
Richard T.L. Chan	Stuart F. McFarland
Karen J. Estes	Frank J. Mercardante
Philip H. Holtkamp	Paul M. Weil

AUTHORITY GIVEN ☐	AUTHORITY WITHHELD ☐

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL, OF THE NOMINEES NAMED ABOVE YOU SHOULD CHECK THE BOX “AUTHORITY GIVEN” AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW:

2.	Approval of Accountants. To approve the employment of Vavrinek, Trine, Day & Co., LLP, Certified Public Accountants, to serve as independent accountants and auditors for the Company for 2005.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

PLEASE SIGN AND DATE THE OTHER SIDE

PLEASE SIGN AND DATE BELOW

     The Board of Directors recommends a vote of “AUTHORITY GIVEN” on Proposal 1 and “FOR” on Proposal 2. The Proxy confers authority and shall be voted in accordance with the recommendations of the Company’s Board of Directors unless a contrary instruction is indicated, in which case the Proxy shall be voted in accordance with such instruction. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE CUMULATIVELY ON THE ELECTION OF DIRECTORS AND TO VOTE ON ANY OTHER MATTER, IF ANY, PRESENTED AT THE MEETING, NOTICE OF WHICH IS RECEIVED AFTER MARCH 8, 2005, INCLUDING ANY MOTION TO ADJOURN OR POSTPONE THE MEETING IN ORDER TO SOLICIT ADDITIONAL PROXIES. THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH OTHER MATTERS.

Dated: , 2005

(Number of Shares)

(Please Print Your Name)	(Signature of Shareholder)

(Please Print Your Name)	(Signature of Shareholder)

     (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I DO ☐           DO NOT ☐ expect to attend the Meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE MEETING AND VOTING IN PERSON.